Exhibit 32

Certification Accompanying Periodic Report
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. ss. 1350)

The undersigned, Ron Marshall, President and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. (“Company”), and Brenda M. Galgano, Senior Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies that (1) the Annual Report of the Company on Form 10-K for the period ended February 28, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: May 6, 2010	/s/ Ron Marshall Ron Marshall President and Chief Executive Officer

Dated: May 6, 2010	/s/ Brenda M. Galgano Brenda M. Galgano Senior Vice President, Chief Financial Officer and Treasurer